UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

RYVYL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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RYVYL Inc.

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Dear Stockholder:

You are invited to attend the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of RYVYL Inc. (“RYVYL,” the “Company,” “we,” “us,” or “our”), which will be held on November 2, 2023 at 4:00 p.m., Eastern Time (“ET”)/ 1:00 p.m., Pacific Time (“PT”) as a virtual meeting. The Annual Meeting will be held in a virtual meeting format only. You will be able to attend the meeting, vote, and submit your questions via the Internet by visiting www.virtualshareholdermeeting.com/RVYL2023 and entering the control number included on your proxy card. You will not be able to attend the virtual Annual Meeting physically in person.

Even if you are planning on attending the 2023 Annual Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the 2023 Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the 2023 Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on November 1, 2023. If you attend the 2023 Annual Meeting online and wish to vote at the 2023 Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

You will notice in the proxy materials for the 2023 Annual Meeting that we effected a 1-for-10 reverse stock split of our shares of common stock on September 6, 2023 (the “Reverse Stock Split”). All share amounts in the proxy materials reflect the Reverse Stock Split. As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2023, the reasons for the Reverse Stock Split was (i) to better assure that the minimum bid price of our common stock is greater than $1.00 per share so that we maintains compliance with Nasdaq Listing Rule 5550(a)(2) and (ii) to make investments in the Company more attractive to investors by increasing the trading price of our common stock on such market.

We also wanted to report to our stockholders that we are working diligently to complete the spinoff of our “Coyni” subsidiary by declaring a special dividend to our stockholders in registered shares of “Coyni” common stock. We believe that this special dividend will be a benefit for both us and our stockholders and our plan is to try to complete this transaction by the end of 2023, of which there can be no assurance.

YOUR VOTE IS IMPORTANT TO US. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone, or mail.

On behalf of the board of directors and management, I would like to express our appreciation for your continued support.

Very truly yours,

Ben Errez

Chairman of the Board

September [ ], 2023

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE 2023 ANNUAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE 2023 ANNUAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE 2023 ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE 2023 ANNUAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE 2023 ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE 2023 ANNUAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

RYVYL Inc.

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 2, 2023

[ ] [ ], 2023

To our Stockholders:

Notice (this “Notice”) is hereby given that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of RYVYL Inc., a Nevada corporation (the “Company,” “RYVYL,” “our,” “we” or “us”), will be held as a “virtual meeting” via live audio webcast on Thursday, November 2, 2023, at 4:00 .pm. Eastern Time (“ET”)/1:00 p.m. Pacific Time (“PT”) for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

(2)	To ratify the appointment of Simon & Edward, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)

To approve, under Nasdaq Listing Rule 5635(d), our issuing shares of common stock, pursuant to the conversion of shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) held by an institutional investor, equal to or greater than 20% of the number of shares of our common stock outstanding on the date we entered into an Exchange Agreement such institutional investor;

(4)

To approve an increase in the number of shares of common stock we are authorized to issue under the provisions of our Amended and Restated Articles of Incorporation, as amended, from 17,500,000 shares to 100,000,000 shares and the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Nevada Secretary of State relating thereto;

(5)	To approve the Company’s 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”)

(6)	To approve on a non-binding advisory basis the executive compensation of our named executive officers;

(7)	To vote on the frequency of such nonbinding advisory votes regarding the executive compensation of named executive officers, every one (1), two (2) or three (3) years; and

(8)	To consider and vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors unanimously recommends a vote “FOR” the approval of each of the Director Nominees in Proposal 1, a vote “FOR” each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and a vote “FOR” three years for Proposal 7.

Pursuant to our Amended and Restated Bylaws, our board of directors (“Board of Directors”) has fixed the close of business on September 11, 2023 as the record date (the “Record Date”) for a determination of stockholders entitled to notice and to vote at the 2023 Annual Meeting and any adjournment thereof. Holders of our common stock are entitled to vote at the 2023 Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on September [ ], 2023 we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our annual report on Form 10-K for the fiscal year ended December 31, 2022 (“2022 Annual Report”) online. Stockholders who have received the Notice of Internet Availability will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

The Annual Meeting will be held as a virtual meeting via live webcast on the Internet on Thursday, November 2, 2023, at 4:00 p.m. ET/1:00 p.m. PT. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote, and submit your questions on the day of the meeting via the Internet by visiting www.virtualshareholdermeeting.com/RVYL2023 and entering the control number included on your proxy card. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the 2023 Annual Meeting on the meeting website. Further instructions on how to attend and participate in the 2023 Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our annual report on Form 10-K for the year ended December 31, 2022 and the 2023 Proxy Statement are available free of charge at: www.virtualshareholdermeeting.com/RVYL2023.

By order of the Board of Directors,

Ben Errez

Chairman of the Board

September [_], 2023

PROPOSAL NO. 3 —APPROVAL UNDER NASDAQ LISTING RULE 5635(D), OF OUR ISSUANCE OF SHARES OF COMMON STOCK, PURSUANT TO CONVERSION OF SHARES OF OUR SERIES A PREFERRED STOCK HELD BY AN INSTITUTIONAL INVESTOR, EQUAL TO OR GREATER THAN 20% OF THE NUMBER OF SHARES OF OUR COMMON STOCK OUTSTANDING ON THE DATE WE ENTERED INTO AN EXCHANGE AGREEMENT WITH SUCH INSTITUTIONAL INVESTOR	24
Background and Description of Proposal	24
Reason for the Exchanges	24
Proposal to Approve the Issuance of Conversion Shares	24
Dilution to the other Stockholders as a Result of the Conversion Shares	25
Company’s Need to Substantially Reduce its Outstanding Indebtedness	25
Votes Required	25
Board Recommendation	25

PROPOSAL NO. 4 — APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE UNDER THE PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, FROM 17,500,000 SHARES TO 100,000,000 SHARES	26
Outstanding Shares and Purpose of the Proposal	26
Rights of Additional Authorized Shares	27
Potential Adverse Effects of Increase in Authorized Common Stock	27
Votes Required	27
Board Recommendation	27

PROPOSAL NO. 5 — APROVAL OF 2023 EQUITY INCENTIVE PLAN	28
Reasons for the Adoption of the 2023 Equity Incentive Plan	28
Summary of Material Terms of the 2023 Equity Incentive Plan	28
Votes Required	33
Board Recommendation	33

PROPOSAL NO. 6 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)	34
Votes Required	34
Board Recommendation	34

PROPOSAL NO. 7 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES	35
Votes Required	35
Board Recommendation	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36

OTHER BUSINESS	36

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING	36

HOUSEHOLDING	37

DOCUMENTS INCORPORATED BY REFERENCE	37

ANNUAL REPORT ON FORM 10-K	37

OTHER MATTERS	37

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being provided for the solicitation of proxies by our Board of Directors for the 2023 Annual Meeting.

What is Included in these Materials?

These materials include the Notice, this Proxy Statement, a proxy card, and our 2022 Annual Report.

What is the Purpose of the 2023 Annual Meeting?

This is the 2023 Annual Meeting of the Company’s Stockholders. At the meeting, you will be voting upon:

(1)	The election of five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

(2)	The ratification of the appointment of Simon & Edward, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)

The approval under Nasdaq Listing Rule 5635(d), of our issuance of shares of common stock, pursuant to conversion of shares of our Series A Preferred Stock held by an institutional investor, equal to or greater than 20% of the number of shares of our common stock outstanding on the date we entered into an Exchange Agreement with such institutional investor;

(4)

The approval of an increase in the number of shares of common stock we are authorized to issue under the provisions of our Amended and Restated Articles of Incorporation, as amended, from 17,500,000 shares to 100,000,000 shares and the filing of an amendment to our Amended and Restated Certificate of Incorporation with the Nevada Secretary of State relating thereto;

(5)	The approval of a non-binding advisory basis the executive compensation of our named executive officers;

(6)	The approval of the frequency of such nonbinding advisory votes regarding the executive compensation of named executive officers, every one (1), two (2) or three (3) years;

(7)	The approval of the Company’s 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”); and

(8)	Any other business that may properly come before the 2023 Annual Meeting or any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of each of the Director Nominees in Proposal 1, vote “FOR” each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6, and vote “FOR” three (3) years for Proposal 7.

How do Proxies Work?

Our Board of Directors is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain An Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we deliver a single copy of the Notice, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, the Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Annual Report, you may contact us at the following address and phone number:

RYVYL Inc.

Corporate Secretary

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Telephone : (619) 549 - 2184

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is Entitled to Vote?

Our Board Directors has fixed the close of business on September 11, 2023 as the “Record Date” for a determination of stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting or any adjournment thereof. You can vote at the 2023 Annual Meeting if you held shares of our common stock (the “Voting Capital”) as of the close of business on the Record Date. On the Record Date, there were [] shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

A list of stockholders of record entitled to vote at the 2023 Annual Meeting will be available for inspection at our principal executive offices located at 3131 Camino Del Rio N, Suite 1400, San Diego, CA 92108 for a period of at least ten (10) days prior to the 2023 Annual Meeting and during the meeting. The stock transfer books will not be closed between the Record Date and the date of the 2023 Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the 2023 Annual Meeting?

Record holders and beneficial owners on the Record Date may attend the 2023 Annual Meeting. If your shares are held in street name and you would like to vote your shares at the 2023 Annual Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the 2023 Annual Meeting.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have the following methods of voting:

1. Vote by Internet.

(a) Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b) During the meeting: Go to www.virtualshareholdermeeting.com/RVYL2023. You will be able to attend the 2023 Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the 2023 Annual Meeting.

2. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote by telephone. You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have the following methods of voting:

1. Vote by Internet.

(a) Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b) During the meeting: Go to www.virtualshareholdermeeting.com/RVYL2023. You will be able to attend the 2023 Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the 2023 Annual Meeting. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the 2023 Annual Meeting.

2. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote by telephone. You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

How Will My Shares Be Voted?

All shares which are entitled to vote and represented by a properly completed, executed and delivered proxy received before the 2023 Annual Meeting and not revoked will be voted at the 2023 Annual Meeting as instructed by you in a proxy delivered before the 2023 Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “for” the approval of each of the Director Nominees, “for” each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 7, “for” three (3) years for Proposal 6, and with regard to any other matters that may be properly presented at the 2023 Annual Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the 2023 Annual Meeting, we must have a quorum. A quorum is present when at least 33 1/3% of the shares entitled to vote as of the Record Date are represented in person or by proxy. Thus, holders of the Voting Capital representing at least [          ] votes must be represented in person or by proxy at the 2023 Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2023 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares held by us in treasury are not considered outstanding or considered to be present at the 2023 Annual Meeting. If there is not a quorum at the 2023 Annual Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote”. If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board of Directors. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not affect these proposals.

Proposal 2 (the ratification of the appointment of Simon & Edward, LLP as our independent registered public accounting firm) is a “routine” matter on which your broker can exercise voting discretion. All other proposals are considered non-routine and therefore brokers cannot use discretionary authority to vote shares on other proposals to be considered at the 2023 Annual Meeting if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results for any of the proposals and, therefore, do not affect these proposals. Abstentions are included for the purpose of determining whether a quorum has been reached.

How Many Votes Are Needed for Each Proposal to Pass?

Proposal No.	Proposal	Vote Required	Broker Discretionary Vote Allowed
(1)	Election of five directors	A majority of the votes cast for each director	No
(2)	Ratification of the appointment of Simon & Edward, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	A majority of the votes cast	Yes
(3)	Approval of issuance of shares of common stock under Nasdaq Listing Rule 5635(d)	A majority of the votes cast	No
(4)	Approval of increase in authorized shares of common stock from 17,500,000 shares to 100,000,000 shares	A majority of the voting power	No
(5)	Approval of the Company’s 2023 Equity Incentive Plan	A majority of the votes cast	No
(6)	Approval, by non-binding advisory vote, of our executive compensation	A majority of the votes cast	No

Proposal No.	Proposal	Vote Required	Broker Discretionary Vote Allowed
(7)

Approval by a non-binding advisory vote of whether future non-binding advisory votes to approve the compensation paid by us to our named executive officers should be held every one (1), two (2) or three (3) years.

		The highest number of affirmative votes	No

What Are the Voting Procedures?

In voting by proxy regarding the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Regarding other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the 2023 Annual Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the proxies will be voted FOR Proposals 1, 2, 3, 4, 5 and 7 and FOR three (3) years for Proposal 6.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by (i) giving written notice to our administrator, (ii) delivering a properly completed, later-dated proxy card or vote instruction form to us or (iii) voting via the Internet at the 2023 Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to RYVYL Inc., 3131 Camino Del Rio North, Suite 1400. San Diego, CA 92108, Attention: Corporate Secretary. Revocations of proxies must be received prior to the time of the 2023 Annual Meeting to serve as an effective revocation of that proxy.

Do I Have Appraisal Rights?

Our stockholders do not have appraisal rights under Nevada law or under our governing documents with respect to the matters to be voted upon at the 2023 Annual Meeting.

How can I find out the Results of the Voting at the 2023 Annual Meeting?

Preliminary voting results will be announced at the 2023 Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within (4) four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on Thursday, November 2, 2023: The Notice of Annual Meeting of Stockholders, this Proxy Statement (including proxy card) and our Annual Report are available at www.proxyvote.com.

DIRECTORS AND OFFICERS

The following is a list of our directors and executive officers as of the Record Date, as well as nominees to be submitted to the vote of our stockholders at the Annual Meeting, along with the specific information required by Rule 14a-3 of the Securities Exchange Act of 1934:

Name	Age	Position(s)
Executive Officers
Fredi Nisan	41	Director and Chief Executive Officer (Principal Executive Officer)
Ben Errez	62	Chairman of the Board of Directors and Executive Vice President
Zechariah Kirscher	36	Vice President Legal
Min Wei	48	Chief Operating Officer

Non-Employee Directors
Genevieve Baer	46	Director
David Montoya	58	Director
Ezra Laniado	39	Director

Business Experience of Executive Officers

Ben Errez has acted as Chairman of our Board of Directors, Executive Vice President, Principal Financial Officer and Principal Accounting Officer since July 2017. He has brought this expertise to the Company to lead the Company into the forefront of the blockchain-based financial software, services and hardware market. Since 2017, Errez has been a principal of the GreenBox Business. From August 2004 until August 2015, Errez formed the start-up IHC Capital, where he held the position of Principal Consultant from founding to the present date, through which he advises clients in the South Pacific region with market capitalizations ranging from $50M to $150M on matters such as commerce, security, reliability and privacy. From January 1991 to August 2004, he served as Software Development Lead for the Microsoft International Product Group. He led the International Microsoft Office Components team (Word, Excel, PowerPoint) in design, engineering, development and successful deployment. He also served as Executive Representative of Microsoft Office and was a founding member of the Microsoft Trustworthy Computing Forum, both within the company, and internationally. Errez co-authored the first Microsoft Trustworthy Computing Paper on Reliability. At Microsoft, Mr. Errez was responsible for the development of the first Microsoft software translation Software Development Kit (“SDK”) in Hebrew, Arabic, Thai and Simplified Chinese, as well as the development of the first bidirectional extensions to Rich Text Format (“RTF”) file format, all bidirectional extensions in text converters for Microsoft Office, and contributed to the development of the international extensions to the Unicode standard to include bidirectional requirements under the World Wide Web Consortium (“W3C”). He received his Bachelor Degree in Mathematics and Computer Science from the Hebrew University.

Fredi Nisan has served as a Director and our Chief Executive Officer since July 2017, and has been a principal of the Company since August 2017. In May 2016, Nisan founded Firmness, LLC. Through Firmness, Nisan created “QuickCitizen,” a software program that simplifies the onboarding process for new clients of law firms specializing in immigration issues. The QuickCitizen software significantly reduced law firm’s onboarding processing time from more than three hours to approximately fifteen minutes. In January 2010, Nisan launched Brava POS, where he served as President until 2015. Brava POS provided point of sale (“POS”) systems for specialty retail companies. Nisan developed software to provide clients with solutions for issues ranging from inventory management to payroll to processing high volume transactions in the form of a cloud-based POS system. This system had the capability to manage multiple stores with centralized inventory and process sales without an internet connection, and offered a secure login for each employee, as well as including advanced inventory management and reporting, plus powerful functionality for its end users.

Zechariah Kirscher has served on the Company’s internal legal team since May 2022, when he joined as Senior Counsel, and was later appointed VP of Legal Affairs in April 2023. Prior to joining the Company, Mr. Kirscher spent nearly a decade working in law firms in Southern California, most recently at Cooley LLP from April 2021 to May 2022 and, before that, DLA Piper (US) from September 2015 to April 2021. While at Cooley and DLA, Mr. Kirscher represented banks, lenders, private funds, and companies in primarily the venture lending space. Today, Mr. Kirscher leverages his experience with early stage companies to contribute to the growth and success of RYVYL as it seeks to transform the payments industry. Mr. Kirscher holds a Bachelor of Arts degree from the University of Wisconsin-Madison and a Juris Doctor degree from Chicago-Kent College of Law.

Min Wei has served as Chief Operating Officer since February 2022. Mr. Wei is an accomplished finance and operations executive with extensive experience in overseeing and managing the strategic vision while driving operational excellence to fuel growth. Mr. Wei has built and led teams in international tech companies over the past 20+ years. Prior to joining the Company, from March 2020 to February 2022, Mr. Wei was Senior VP, Chief Customer Officer at Cubic Corporation where he spearheaded the cultural shift to win over customers and, from November 2015 to March 2020 he was Senior Vice President of Operations at Cubic’s transportation business where he led global service strategy, transformation and technology driven innovation that significantly improved 24x7x365 service performance and user experience for major public transit payment management systems serving 50 million+ people globally. Previously Mr. Wei also held executive positions at Cubic, ERG, and a number of tech companies where he oversaw financial management, business operations and M&A integrations. Mr. Wei is active in promoting technology advancement and digital transformation and served on the advisory board at the Technology & Services Industry Association (TSIA). He holds an MBA with an emphasis in finance, banking and international business from the University of San Francisco.

Business Experience of Non-Employee Directors

Genevieve Baer has served as a Director since February 2021 and has been chief executive officer of JKH Consulting since 2009. JKH Consulting is a real estate finance consulting firm that has advised on transactions with a collective value of over $10 billion. Prior to her work with JKH Consulting, Ms. Baer worked at Magnet Industrial Bank for six years at the end of which tenure she was a Senior Vice President. Ms. Baer also worked at US Bancorp Piper Jaffray for nine years as a Vice President working on equity and debt real estate financings. Ms. Baer earned a B.S. in chemistry as well as an MBA from the University of Utah.

David Montoya has served as a Director since May 2023 and has been the legal and operations managing partner of Seaview Mezzanine Fund, LP since 2005, where he negotiates and reviews investments and private placements. Seaview is a private equity fund making debt and equity investments into lower and middle market companies. Mr. Montoya has been the Chief Executive Officer of Saugatuck Brands, Inc. since 2017. Saugatuck is a holding company with investments in a regulated industry in California. From 2001 to 2005, Mr. Montoya was an Of Counsel attorney at Breslow & Walker LLP, a law firm, where he advised private equity funds, public companies and private companies with respect to general corporate, M&A, real estate and tax matters. Prior to 2001, Mr. Montoya’s experience included working at the law firm Skadden Arps, Slate, Meagher & Flom and the accounting firm Ernst & Young. Mr. Montoya earned a BS in Finance from St John’s University, an MBA from Columbia University Graduate School of Business and a JD from New York University School of Law. Mr. Montoya is an active member of the New York State Bar Association and a New York State CPA (retired).

Ezra Laniado is an accomplished leader with a diverse background in both business and nonprofit sectors. Currently serving as a Director since February 2021, Laniado brings valuable insights and strategic acumen to the board. In May 2023, he assumed the role of Executive Director of the Southwest at StandWithUs, showcasing his commitment to promoting educational initiatives. Laniado’s impact extends through various roles. From 2018 to 2023, he steered the San Diego chapter of Friends of Israel Defense Forces as its Executive Director, raising over $15 million in donations and overseeing 150 volunteers. Notably, he founded and established the Israeli American Council’s San Diego chapter from 2017 to 2018. Laniado’s entrepreneurial prowess shines as the co-Founder of the highly successful real estate firm, Stoz Group. He previously co-founded and directed Shonglulu Group, a prominent fashion brand, where he orchestrated funding efforts, devised marketing strategies, and executed business plans. Laniado’s legal background as an attorney in Israel for four years before 2014 adds depth to his skill set. He holds a B.A. and an L.L.B. from the esteemed Interdisciplinary Center Herzliya (Reichman University). With a remarkable track record, Laniado continues to drive growth, innovation, and philanthropy across diverse sectors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors currently consists of five directors. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our Board of Directors can consist of not less than one director nor more than 11 directors. The number of directors is fixed by our Board of Directors. Our Amended and Restated Bylaws also provide that a majority of the total number of directors then in office will constitute a quorum for a meeting of the Board of Directors. At each Annual Meeting of Stockholders, directors will be elected for a one year term, until his or her successor is elected at our Annual Meeting or his or her death, resignation or removal, whichever is earliest to occur. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Qualifications

Fredi Nisan  – The Board of Directors believes that Mr. Nisan is well-qualified to serve on the Board of Directors due to his professional background and his knowledge and experience relating to the Company’s business, as a result of his being a co-founder and member of the Board of Directors since its initial public offering in April 2018.

Ben Errez –  The Board of Directors believes that Mr. Errez is well-qualified to serve on the Board of Directors due to his professional background and his knowledge and experience relating to the Company’s business, as a result of his being a co-founder and member of the Board of Directors since its initial public offering in April 2018.

Genevieve Baer –  The Board of Directors believes that Ms. Baer is well-qualified to serve on the Board of Directors due to her background in commercial banking.

David Montoya –  The Board of Directors believes that Mr. Montoya is well-qualified to serve on the Board of Directors due to his financial and accounting background.

Ezra Laniado –  The Board of Directors believes that Mr. Laniado is well-qualified to serve on the Board of Directors due to business history and military background.

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of September 11, 2023)
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors (total)	4	1	-	-
Part II: Demographic Background	Male	Female	Non-Binary	Did Not Disclose Gender
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic, Latino or Latina	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	-	-	-
Two or More Races or Ethnicities	2	1	-	-
LGBTQ+			-
Undisclosed			-

Director Independence

As our common stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Nasdaq Listing Rule 5605(a)(2). Our Board of Directors has affirmatively determined that each of Ms. Baer, Mr. Montoya and Mr. Laniado are “independent directors,” as that term is defined in the Nasdaq rules. Under the Nasdaq rules, our Board must be composed of a majority of “independent directors.”

Additionally, subject to certain limited exceptions, our Board’s audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his capacity as a member of our audit committee, our Board of Directors, or any other committee of our Board of Directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Board Leadership Structure and Board’s Role in Risk Oversight

Ben Errez is our Chairman of the Board. The Chairman has authority, among other things, to preside over and set the agenda for Board of Directors meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We believe that the presence of three independent members of our Board of Directors ensures appropriate oversight by the Board of Directors of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board of Directors may periodically review its leadership structure. In addition, the Board of Directors holds executive sessions in which only independent directors are present.

Our Board of Directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization.

Our audit committee oversees the management of financial risks; our Board of Directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board of Directors regularly reviews plans, results and potential risks related to our business, growth, and strategies. Our compensation committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our company.

Committees of Our Board of Directors

The Board of Directors has established the following three standing committees: Audit Committee; Compensation Committee; and the Nominating and Governance Committee or “Nominating Committee.” Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm its independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of its audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the Securities and Exchange Commission (“SEC”);

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

•	coordinating the oversight by our Board of Directors of our code of business conduct and our disclosure controls and procedures;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;

•	reviewing and approving related-person transactions; and

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm.

The Audit Committee consists of Mr. Montoya, Mr. Laniado, and Ms. Baer. Mr. Montoya serves as chairman of our Audit Committee. The Board has reviewed the independence of our directors based on the listing standards of Nasdaq. Based on this review, the Board of Directors has determined that that each of the members of our Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and Nasdaq rules. The Board of Directors has determined that Mr. Montoya qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board of Directors has adopted a written charter for the Audit Committee which is available on our principal corporate website at investors.ryvyl.com/governance/charter-documents. The information contained on, or that can be accessed through, our website is not part of our Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	reviewing key employee compensation goals, policies, plans, and programs;

•	reviewing and approving the compensation of our directors and executive officers;

•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

•	appointing and overseeing any compensation consultants.

Our Compensation Committee consists of Mr. Montoya, Mr. Laniado, and Ms. Baer. Mr. Montoya serves as chairman of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” and meets the independence requirements applicable to Compensation Committee members under the rules of Nasdaq.

Our Board of Directors has adopted a written charter for the Compensation Committee which is available on our principal corporate website at investors.ryvyl.com/governance/charter-documents. The information contained on, or that can be accessed through, our website is not part of our Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities.

Nominating and Corporate Governance Committee

The purpose of the Nominating Committee is to assist the board in identifying qualified individuals to become board members, in determining the composition of the Board of Directors, and in monitoring the process to assess the effectiveness of the Board of Directors. The Nominating Committee, in recommending director candidates for election to the Board of Directors, and the Board of Directors, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics, and values and the ability to make mature business judgments. The Nominating Committee and the Board of Directors also considers whether there are potential conflicts of interest. The Nominating Committee and the Board of Directors are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new candidates for the Board of Directors are chosen.

Our Nominating Committee consists of Mr. Montoya, Mr. Laniado, and Ms. Baer. Mr. Montoya serves as chairman of our Nominating Committee. Our Board of Directors has determined that each member of the Nominating Committee is “independent” and meets the independence requirements applicable to Nominating Committee members under the rules of Nasdaq.

Our Board of Directors has adopted a written charter for the Nominating Committee which is available on our principal corporate website at investors.ryvyl.com/governance/charter-documents. The information contained on, or that can be accessed through, our website is not part of our Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

Director Attendance at Annual Meetings of Stockholders

We do not have a formal policy regarding the attendance of directors at our annual meetings of stockholders, but we encourage all directors to make every effort to attend all annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board of Directors and committee meetings.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Ms. Baer, Mr. Montoya, and Mr. Laniado, all of whom are “independent directors” within the meaning of the Nasdaq Listing Rules and are not employees or former employees of the Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity of which any such entity’s executive officers served as a member of our Board of Directors.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. A copy of this code is available on our website at investors.ryvyl.com/governance/charter-documents. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The information contained on, or that can be accessed through, our website is not part of our Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

Board of Directors and Committees Self-Assessment

The Board of Directors conducts, and the Nominating Committee oversees, an annual self-assessment to determine whether the Board of Directors is functioning effectively. The Board of Directors periodically considers the mix of skills and experience that directors bring to the Board of Directors to assess whether the Board of Directors has the necessary tools to perform its oversight function effectively.

In addition, our Nominating Committee, Audit Committee, and Compensation Committee each conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Communications with the Board of Directors

The Board of Directors welcomes communications from our stockholders, and it is our policy to facilitate communication from stockholders. The Board of Directors generally believes it is in our best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board of Directors or with an individual member of the Board of Directors concerning the Company may do so by writing to the Board of Directors or to a particular member of the Board of Directors, by mailing such correspondence to RYVYL Inc., Corporate Secretary, 3131 Camino Del Rio North Suite 1400, San Diego, CA 92108.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board of Directors has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

Board of Directors and Committee Meetings and Attendance

During fiscal 2022, our Board of Directors met nine times, the Audit Committee met four times, the Compensation Committee met one time and the Nominating Committee did not meet. In fiscal 2022, each director attended at least 75% of the meetings of the Board of the Directors, while serving as a director. In fiscal 2022, each director attended at least 75% of all meetings of committees on which he or she served.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC. Based on a review copies of Forms 3, 4 and 5 and any amendments thereto filed with the SEC and stockholder reports from our transfer agent and written representations that no other reports were required, during the fiscal year ended December 31, 2022, our officers, directors and 10% or more stockholders complied with all Section 16(a) filing requirements applicable to them except that (i) Mr. Errez filed three late Form 4s covering a total of nine transactions; (ii) Mr. Nisan filed three late Form 4s covering a total of four transactions; (iii) Ms. Baer filed three late Form 4s covering four transactions; (iv) Mr. Laniado filed six late Form 4s covering a total of 11 transactions; (v) Benjamin Change, who resigned as Chief Financial Officer in August 2022, filed three late Form 4s covering a total of three transactions; (vi) Dennis James, who resigned as a director in April 2022, filed four late Form 4s covering a total of five transactions; and (vii) Lindsey Lee, who resigned as VP of Legal in April 2023, filed two late Form 4s covering a total of four transactions. The Company has requested all Section 16(a) officers provide power of attorney to the in-house legal team to ensure timely approvals and filing of Section 16(a) reports and is implementing equity software for timely recording and reporting.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. In accordance with those rules, the Company is required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year - End Table, as well as limited narrative disclosures regarding executive compensation for the Company’s last completed fiscal year.

Further, the Company’s reporting obligations extend only to “named executive officers,” who are the individuals who served as the Company’s principal executive officer and the Company’s next two other most highly compensated officers at the fiscal year ended December 31, 2022. Our Named Executive Officers in 2022 were Mr. Nisan, Mr. Errez, and Jacqueline Dollar.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Named Executive Officers during fiscal years 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ben Errez	2022	201,539	48,000	36,663	29,953	80,496	366,698
Chairman/EVP	2021	201,545	52,500	12,708	40,009	114,953	381,710

Fredi Nisan	2022	201,539	48,000	36,663	29,953	74,816	361,017
CEO/Director	2021	202,959	20,000	12,708	40,009	104,686	346,357

Jacqueline Dollar	2022	251,923	2,437	48,500	-	24,092	326,951
Chief Marketing Officer (3)	2021	31,250	-	-	-	-	31,250

(1)

Represents the fair value of the share and option awards, using the Black-Scholes valuation method and calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the holder.

(2)

All Other Compensation amounts include Company-paid healthcare insurance premiums and a 401(k) matching contribution of up to 50% of the first 3% of salary deferred by an employee. For Messrs. Errez and Nisan, as members of the Board of the Directors, their All Other Compensation amounts include $30,000 in cash.

(3)	Ms. Dollar joined the Company in 2021 and was terminated in February 2023.

Narrative to Summary Compensation Table

Employment Agreements

The Company has not entered into employment agreements or other compensation agreements with its executive officers. All employee engagements are “at will.”

On June 1, 2023, the Company appointed Gene Jones as the Company’s Interim Chief Financial Officer. In connection with Mr. Jones’ appointment as Interim Chief Financial Officer, the Company entered into an Executive Services Agreement with an effective date of June 1, 2023, with SeatonHill (the “ESA”). Since this is an interim fractional role, pursuant to the ESA, the Company will pay SeatonHill $375 per hour, plus a three percent (3%) administrative fee. The Company will reimburse SeatonHill for travel and other approved expenses. The ESA can be terminated by either party with thirty (30) days advance written notice. Mr. Jones previously provided certain financial and administrative consulting services under a Professional Services Agreement with SeatonHill, dated March 15, 2023, pursuant to which SeatonHill was paid $375 per hour, plus a three percent (3%) administrative fee. Since March 15, 2023, SeatonHill has been paid a total of $92,410.32 for Mr. Jones’ services.

Stock Option Plans

The Company maintains two stock option plans, which are similarly structured: the 2020 Incentive and Nonstatutory Stock Option Plan (the “2020 Option Plan”) and the 2021 Incentive and Nonstatutory Stock Option Plan (the “2021 Option Plan”). The 2020 Option Plan was adopted by our Board of Directors on June 19, 2020, and thereafter timely approved by our stockholders. The 2021 Option Plan was adopted by our Board of Directors on April 13, 2021, and thereafter timely approved by our stockholders.

Share Reserve

The 2020 Option Plan initially reserved an aggregate of 10,000,000 shares of common stock for issuance upon exercise of stock options, which was subsequently increased to 20,000,000 shares of common stock. As a result of a reverse stock split of our shares of common stock in February 2021, in a ratio of 1-for-6, the number of shares reserved for issuance under the 2020 Option Plan was reduced to 3,333,333 shares. As of the Record Date, and giving effect to the Reverse Stock Split, which was effective on September 6, 2023, the 2020 Option Plan authorized a maximum of 333,333 shares of common stock for issuance and 265,122 shares of common stock remain available for new option awards.

The 2021 Option Plan initially reserved an aggregate of 5,000,000 shares of common stock for issuance upon exercise of stock options. As of the Record Date, and giving effect to the Reverse Stock Split, which was effective on September 6, 2023, the 2021 Option Plan authorized a maximum of 500,000 shares of common stock for issuance and 495,797 shares of common stock remain available for new option awards.

If any options granted expire or terminate without being exercised, both option plans provide that the shares covered thereby are added back to the plan’s share reserve and become available for stock option awards to other participants.

Administration

Both stock option plans are administered by our Board of Directors, provided that the Board may delegate administration to a committee of the Board of Directors. The Board (or committee) has the full power to grant options, to determine the persons eligible to receive such options, and to determine the amount, type and terms and conditions of each such option.

Eligibility

Employees, directors, or consultants of the Company or any of our affiliates, as selected from time to time by the plan administrator in its discretion, are eligible to participate in the stock option plans.

Types of Awards

Both stock option plans permit the granting of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the stock option plans will be nonstatutory options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonstatutory options may be granted to any persons eligible to receive awards under the stock option plans.

The plan administrator shall determine the purchase price (the “option price”) for an optionee to exercise the option. For incentive stock options, the option price may not be less than 100% of the fair market value of one share of common stock on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five years for an incentive stock option granted to a 10% or greater stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of an option, the option price must be paid in full (i) in cash or by check; (ii) with approval of the plan administrator, by delivery of shares of Company common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market, provided that if the shares were acquired from the Company, they have been held by the optionee for more than six months; or (iii) with such other form of legal consideration permitted by federal and state law as may be acceptable to the Board.

Equitable Adjustments

Both stock option plans provide that the number of shares of common stock covered by each outstanding option, and the price per share thereof set forth in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Company.

Transferability of Options

Both stock option plans provide that no option may be transferable by the optionee, except by will or by the laws of descent and distribution.

Term of the Option Plans

The 2020 Option Plan will expire on June 19, 2030, and the 2021 Option Plan will expire on April 13, 2021. Although no options may be granted under the plans after such dates, the expiration will not affect the validity of outstanding options.

Amendment and Termination

The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of common stock at the time not subject to options, suspend or terminate the 2020 Option Plan or the 2021 Option Plan or otherwise revise or amend each of the stock option plans. The Board of Directors must obtain stockholder approval for any revisions that would (i) increase the number of shares subject to the plan, (ii) decrease the price at which options may be granted, (iii) materially increase the benefits to optionees, or (iv) change the class of persons eligible to receive options under the plan. No amendment or termination of the stock option plans may alter or impair the rights and obligations under any option outstanding without the written consent of the optionee thereunder.

2021 Restricted Stock Plan

The 2021 Restricted Stock Plan was adopted by our Board of Directors on October 21, 2021.

Share Reserve

The 2021 Restricted Stock Plan initially reserved an aggregate of 5,000,000 shares of common stock for awards. As of the Record Date, and giving effect to the Reverse Stock Split, which was effective on September 6, 2023, the 2021 Restricted Stock Plan authorized a maximum of 500,000 shares of common stock for issuance and 330,347 shares of common stock remain available for new awards.

If any shares of common stock are forfeited, retained by us as payment of tax withholding obligations with respect to an award, or surrendered to us to satisfy tax withholding obligations, such shares will be added back to the shares of common stock available under the 2021 Restricted Stock Plan for awards.

Administration

The 2021 Restricted Stock Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors, which has the full power and authority to grant awards, to determine the persons eligible to receive awards, and to determine the amount, type, terms, and conditions of each such award.

Eligibility

Executive officers, non-employee directors, and key employees of the Company or any of our affiliates who are determined to be significantly responsible for the success and future growth and profitability of the Company and then selected from time to time by the Committee in its discretion, are eligible to participate in the 2021 Restricted Stock Plan.

Types of Awards

Stock Awards. The Committee is authorized to grant restricted stock awards and determine the recipients and the number of shares of common stock underlying each restricted stock award. Each restricted stock award is subject to such terms and conditions consistent with the 2021 Restricted Stock Plan as determined by the Committee and as set forth in the applicable award agreement, including, without limitation, restrictions on the sale or other disposition of such shares and our right to reacquire such shares for no consideration upon termination of a participant’s employment or membership on the Board of Directors, as applicable, within specified periods.

Performance Awards. The Committee is authorized to grant performance awards and determine the recipients and the number of shares of common stock that may be subject to each performance award. Each performance award will be subject to such terms and conditions consistent with the 2021 Restricted Stock Plan as determined by the Committee and as set forth in the applicable award agreement. The Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number of performance awards that will be paid out to the participants and may attach to such performance awards one or more restrictions.

Tax Withholding

All payments or distributions of awards made pursuant to the 2021 Restricted Stock Plan will be net of any amounts required to be withheld pursuant to applicable federal, state, and local tax withholding requirements.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Company common stock, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the 2021 Restricted Stock Plan, the number and kind of shares subject to outstanding Awards, and other value determinations applicable to outstanding awards.

Vesting

Awards granted to participants under the 2021 Restricted Stock Plan may be subject to a graded vesting schedule, unless otherwise determined by the Committee.

Termination of Service

If a participant’s employment or membership on the Board of Directors is terminated, all unvested and/or unearned awards will be forfeited as of such date. Notwithstanding the foregoing, if the participant’s service is terminated on account of death or disability (as defined in the 2021 Restricted Stock Plan), any unearned and/or unvested Performance Awards with performance periods of greater than one year shall vest on a pro-rata basis, provided the participant was employed or provided services for at least one year during such performance period prior to termination.

Change in Control

If there is a Change in Control (as such term is defined in the 2021 Restricted Stock Plan), all unvested awards granted under the 2021 Restricted Stock Plan will become fully vested immediately upon the occurrence of such Change in Control and such vested awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations.

Transferability

Each award granted under the 2021 Restricted Stock Plan will not be transferable otherwise than by a will or the laws of descent and distribution, although at the discretion of the Committee, an award may permit transferability by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons.

Term of the 2021 Restricted Stock Plan

The 2021 Restricted Stock Plan will terminate on November 18, 2028.

Amendment and Termination

The Board of Directors or the Committee may amend the 2021 Restricted Stock Plan from time to time or suspend or terminate it at any time, provided no such action shall reduce the amount of any existing award under the 2021 Restricted Stock Plan or change the terms and conditions thereof without the participant’s consent. However, no plan amendment will, without approval of our stockholders, (i) increase the total number of shares which may be issued under the 2021 Restricted Stock Plan; (ii) modify the requirements as to eligibility for awards under the 2021 Restricted Stock Plan; or (iii) otherwise materially amend the 2021 Restricted Stock Plan as provided in Nasdaq rules.

Outstanding Equity Awards at Fiscal Year-End

The following table shows, for each of our Named Executive Officers, all equity awards that were outstanding as of December 31, 2022.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ben Errez	12/01/2020	83,333	-	6.06	06/01/2026	17,646	14,999
	06/02/2021	3,005		13.31	06/02/2026	53,149	104,703
	04/13/2022	8,184		3.66	10/13/2027	14,283	14,997

Fredi Nisan	12/01/2020	83,333		6.06	06/01/2026	17,646	14,999
	06/02/2021	3,005		13.31	06/02/2026	53,149	104,703
	04/13/2022	8,184		3.66	10/13/2027	14,283	14,997

Jacqueline Dollar	08/17/2022	-	-			50,000	90,000

Beginning upon the approval of the 2021 Restricted Stock Plan, grants made to Executive Officers have been shares of our common stock subject to a 6 month vesting schedule.

Pay versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding “compensation actually paid”, as defined in Item 402(v). In accordance with SEC rules, the “compensation actually paid” amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary Compensation Table of the proxy statement as described in the footnotes to the following table.

In accordance with the transitional relief under the SEC rules for smaller reporting companies, only two years of information is required as this is the Company’s first year of disclosure under Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO Fredi Nisan	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On TSR	Net Income (Loss)
(a)	(b)	I	(d)	(e)	(f)	(g)
2022	$361,017	$302,339	$346,825	$328,986	$10.95	$(49,235,698)
2021	$346,357	$330,001	$545,502	$537,324	$64.22	$(35,274,905)

(1)

“Compensation Actually Paid” to our PEO and Non-PEO NEOs represent the “Total” compensation reported in the Summary Compensation Table less the “Stock Awards” and “Options Awards” reported in the Summary Compensation Table for the applicable fiscal year as determined with SEC rules.

(2)	Ben Errez and Jacqueline Dollar were our Non-PEO named executive officers in 2022. Ben Errez and Benjamin Chung were our Non-PEO named executive officers in 2021.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $302,339 and $330,001 for 2022 and 2021, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Nisan), as computed in accordance with Item 402(v) of Regulation S-K, was $328,986 and $537,324 for 2022 and 2021, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was ($57.20), or (89.1%), and $(35.78) or (35.78%) for 2021-2022 and 2021, respectively. Company TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

Compensation Actually Paid and Net Income

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $302,339 and $330,001 for 2022 and 2021, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Nisan), as computed in accordance with Item 402(v) of Regulation S-K, was $328,986 and $537,324 for 2022 and 2021, respectively. The Company’s net (loss), as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $(49.2 million) and $(35.3 million) for 2022 and 2021, respectively.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents the total compensation earned and paid to non-employee members (“Directors”) of our Board of Directors for the fiscal year ended December 31, 2022. In addition to the compensation outlined below, we reimburse Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of our Board of Directors or events attended on behalf of the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Genevieve Baer	35,833	17,664	53,497
William J. Caragol (3)	69,315	32,607	101,921
Dennis James (4)	35,997	17,664	53,660
Ezra Laniado	32,500	14,065	46,565
N. Adele Hogan (5)	22,250	1,728	23,978
Carl Williams (6)	11,406		11,406

(1)	Represents the cash portion of annual director fees for service on both the RYVYL Board of Directors and Coyni Board of Directors. This also includes reimbursable expenses.
(2)	Represents the fair value of the share awards for the year ended December 31, 2022. These amounts reflect the actual value upon vesting realized by the director.
(3)	Mr. Caragol resigned on April 12, 2023.
(4)	Mr. James resigned on April 12, 2023.
(5)	Ms. Hogan was appointed to the Board of Directors in April 2022 and resigned on April 12, 2023.
(6)	Mr. Williams resigned in April 2022.

Narrative to Director Compensation Table

Our non-employee Directors receive $2,500 per month paid in cash, and $2,500 per month paid in equity pursuant to the 2021 Restricted Stock Plan. Employee Directors as well as the non-employee Directors who serve as the chairman to the independent committees receive $5,000 per month in cash, and $5,000 per month paid in equity pursuant to the 2021 Restricted Stock Plan.

The Company will also provide and maintain a 10b5-1 trading plan (the “Plan”) for its Directors and employees. If such Plan is not in effect at the time each month that Mr. Montoya is granted equity (each monthly grant, an “Equity Grant”), then the Company will compensate Mr. Montoya, within three (3) business days of an such Equity Grant, with an additional cash payment in an amount equal to $3,500 (each, a “Grant Tax Payment”) until such date that the Plan is made available to Montoya. Additionally, on the date that any such Equity Grant vests (each, a “Vesting Date”), if the Grant Tax Payment is not at least fifty percent (50%) of the fair market value of on any Vesting Date (each, a “FMV Grant Value”) then the Company, within three (3) business days of any Vesting Date, shall pay Mr. Montoya the difference between (i) the FMV Grant Value and (ii) the Grant Tax Payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers, and stockholders.

Related Party Transactions

PrivCo

The Company repurchased, in two separate repurchase transactions each consisting of 1 million shares of common stock, an aggregate of 2 million shares owned by PrivCo (an entity controlled by Messrs. Errez and Nisan). In October 2022, the Board unanimously ratified these two repurchase transactions between the Company and PrivCo. The Company repurchased 1,000,000 shares for a price per share of $5.59 (for total proceeds to PrivCo of $5,590,000) (the “First Repurchase”) and 1,000,000 shares for a price per share of $0.82 (for total proceeds to PrivCo of $820,000) (the “Second Repurchase”). The First Repurchase was based on the closing price of the common stock on November 24, 2021 and took place over a number of months starting in February 2022 and ending in October 2022. The Second Repurchase was based on the closing price of the common stock on July 29, 2022 and took place in October 2022. The purpose of each of these transactions was to allow the Company to issue shares to new stockholders without increasing the Company’s shares outstanding.

Mr. Nisan

The Company hired Dan Nusinovich on or about February 19, 2018 as our Development and Testing Manager and he was promoted to Vice President of Development on or about January 12, 2022. Dan is the brother of Fredi Nisan, our CEO and Director.

The Company hired Liron Nusinovich on or about July 16, 2018 as a Risk Analyst and he was promoted to Junior Product Owner on or about February 16, 2022. Liron is the brother of Fredi Nisan, our CEO and Director.

Kenneth Haller

The following are certain transactions between the Company and the Haller Companies. Mr. Haller was an employee of the Company through March 31, 2022.

Sky Financial & Intelligence, LLC – Haller owns 100% of Sky Financial & Intelligence LLC (“Sky”), a Wyoming limited liability company, and serves as its sole Managing Member. Sky is a strategic merchant services company that focuses on high risk merchants and international credit card processing solutions. In 2018, Sky was using GreenBox’s QuickCard payment system as its main payment processing infrastructure, through Sky’s relationship with Mtrac. It was through this successful relationship, that we came to know Haller and the Haller Network. Realizing that the Haller Network and Haller’s unique skill set was highly complementary to our business objectives, we commenced discussions to retain Haller through his consulting firm, Sky, for a senior role, directly responsible for growing GreenBox’s operations. Subsequently, in November 2018, Haller was appointed as our Senior Vice President of Payment Systems, for a monthly consulting fee of $10,000, paid to Sky (“Haller Consulting Fee”). The Company did not pay any commissions to the related parties mentioned above for the years ended December 31, 2021 and 2020.

The Company recognized net revenue of $13,130,482 from outside third-party merchants through independent sales organization (ISO), Sky, for the year ended December 31, 2021. The Company had accounts receivables of $6,540,027 from outside third-party merchants through Sky as of December 31, 2021 which have since been received. Net revenue through Sky for the year ended December 31, 2020 was not material.

On March 31, 2022, the Company entered into and closed an asset purchase agreement with Sky Financial to purchase a portfolio of certain merchant accounts. The Company paid $16,000,000 in cash at closing and issued 500,000 shares of restricted common stock on May 12, 2022. As of March 31, 2022, Mr. Haller is no longer an employee of the Company. As of December 31, 2022, the Company has not received the delivery of the acquired merchant list and the associated ISO management portal access and as a result the Company has written off the purchase price, however, the Company intends to vigorously pursue its entitlements under the purchase agreement.

Charge Savvy, LLC – On July 13, 2021 the Company entered into and closed on a Membership Interest Purchase Agreement with Charge Savvy LLC, an Illinois limited liability company. At the time of closing, Sky owned 68.4% of Charge Savvy, LLC (remaining membership interests owned by Higher Ground Capital, LLC (14%), and Jeff Nickel (17.4%)). The purchase price under the Purchase Agreement for the all-stock transaction consisted on the Closing Date of 900,000 of 1,000,000 shares of the Company’s common stock, par value $0.001 per share being issued and delivered to Sellers in proportion to the Sellers’ share of their membership interests in Charge Savvy. The remaining 100,000 shares of common stock were issued and delivered to the Sellers following the Company’s receipt of a satisfactory Phase 1 Environmental Assessment Report regarding real estate owned and used by Charge Savvy for its business operations.

The Company did not pay any commissions to the related parties mentioned above for the years ended December 31, 2021, and 2020.

Ms. Hogan

Ms. Hogan joined the Board on April 4, 2022 and resigned on April 12, 2023. Ms. Hogan was a Partner and Co-Chair of the Corporate and Securities Practice Group at Lucosky Bookman LLP from March 2021 until November 2022. Lucosky Brookman provides legal services to the Company. For the period from January 1, 2022, through April 15, 2023, the Company has paid $817,432 in legal fees to Lucosky Brookman.

Indemnification Under Articles of Incorporation and Bylaws; Indemnification Agreements

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Nevada Revised Statutes (“NRS”), subject to certain exceptions contained in our Bylaws. In addition, our Bylaws provide that our directors will not be liable for monetary damages for breach of fiduciary duty.

Policy Regarding Related Party Transactions

Our Board of Directors adopted a written policy contained in our Code of Business Conduct and Ethics regarding transactions with related persons. As a general rule, conducting corporate business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, should be avoided. Relatives include spouse, sister, brother, daughter, son, mother, father, grandparents, aunts, uncles, nieces, nephews, cousins, step relationships, and in-laws. Significant others include persons living in a spousal (including same sex) or familial fashion with an employee. If such a related party transaction is unavoidable, the nature of the related party transaction must be fully disclosed to our Chief Financial Officer (“CFO”). If determined to be material to the Company by the CFO, our Audit Committee must review and approve in writing in advance such related party transactions. The most significant related party transactions, particularly those involving our directors or executive officers, must be reviewed, and approved in writing in advance by the Board. We must report all such material related party transactions under applicable accounting rules, federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to such business.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated the following five director candidates, all of whom currently serve as our directors, to hold office until our 2024 Annual Meeting of Stockholders and until their respective successors shall have been elected and have qualified or until their earlier resignation or removal: Ben Errez, Fredi Nisan, Genevieve Baer, David Montoya, and Ezra Laniado.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the Proxy for the election of the five (5) nominees listed above. Although it is not anticipated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected. Election of a Board of Directors requires the affirmative vote of a majority of the votes cast at the 2023 Annual Meeting of Stockholders, either present or by proxy, and at which a quorum is present.

For details regarding the qualifications and the specific experiences, qualifications, and skills of each of our director nominees, see “Directors and Officers” on page 6.

VOTES REQUIRED

Approval of Proposal No. 1 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, with respect to each director nominee. This means that each must receive a number of “for” votes representing a majority of the votes cast at the meeting, whether in person or by proxy. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Simon & Edward, LLP (“Simon & Edward”), to serve as our independent registered public accounting firm for the year ending December 31, 2023. A representative of Simon & Edward is expected to be present at the 2023 Annual Meeting.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board of Directors may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders. If the appointment is not ratified, the Board of Directors will consider its options.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and generally oversees the relationship of the independent registered public accounting firm with our Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Fees Paid to Auditor

The following fees were paid to BF Borgers CPA, PC for services rendered in years ended December 31, 2021 and 2022, as well as fees paid to Simon & Edward, LLP for services rendered in years ended December 31, 2022. On April 19, 2022 BF Borgers CPA, PC was dismissed as the Company’s independent registered public accounting firm and Simon & Edward, LLP was appointed as the Company’s new independent registered public accounting firm.

During the fiscal year 2022, the aggregate fees which were billed by Simon & Edwards, LLP for professional services were as follows:

Year Ended December 31, 2022
Audit Fees(1)	$195,000
Audit Related Fees	-
Tax Fees	-
All Other Fees	-
$195,000

During the fiscal years ended 2021 and 2022, the aggregate fees which were billed by BF Borgers CPA, PC for professional services were as follows:

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$250,400	$310,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	30,000	-
	$280,400	$310,000

(1)

Audit fees consist of fees billed for professional services by Borgers CPA, PC and Simon & Edward, LLP for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2022 and 2021 and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)	All other fees consist of fees billed for professional services by Borgers CPA, PC for services related to the Transact Europe.

The Audit Committee has approved the retention of Simon & Edward, LLP as our independent registered public accountants to audit our financial statements for fiscal year 2023. We are asking that you ratify that appointment, although your ratification is not required.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that Simon & Edward, LLP is independent. In addition, the Audit Committee pre-approves all work and fees of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Audit Committee has reviewed and discussed with RYVYL’s management and Simon & Edward, LLP the audited consolidated financial statements of RYVYL contained in RYVYL’s Annual Report on Form 10-K for the 2022 fiscal year. The Audit Committee has also discussed with Simon & Edward, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Simon & Edward, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Simon & Edward, LLP its independence from RYVYL.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in RYVYL’s Annual Report on Form 10-K for its 2022 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee
David Montoya (Chairperson)		Ezra Laniado
Genevieve Baer

VOTES REQUIRED

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2023 Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SIMON & EDWARD, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3

APPROVAL UNDER NASDAQ LISTING RULE 5635(D), OF OUR ISSUANCE OF SHARES OF COMMON STOCK, PURSUANT TO CONVERSION OF SHARES OF OUR SERIES A PREFERRED STOCK HELD BY AN INSTITUTIONAL INVESTOR, EQUAL TO OR GREATER THAN 20% OF THE NUMBER OF SHARES OF OUR COMMON STOCK OUTSTANDING ON THE DATE WE ENTERED INTO AN EXCHANGE AGREEMENT WITH SUCH INSTITUTIONAL INVESTOR

Background and Description of Proposal

On July 25, 2023, we entered into an Exchange Agreement (the “Exchange Agreement”) with an institutional investor (the “Investor”), which previously provided $100 million in convertible note financing to the Company, evidenced by an 8% Convertible Note Due 2023, issued to the Investor on November 8, 2021 (the “Note”), which Note was originally due on November 5, 2023, and which maturity date was extended to November 5, 2024, pursuant to a Restructuring Agreement, dated as of August 16, 2022.

Under the terms of the Exchange Agreement, the Company and the Investor agreed to exchange (the “Exchanges”), in two separate exchanges, an aggregate of $22.703 million of the outstanding principal and interest under the Note for 15,000 shares of a newly authorized series of preferred stock of the Company designated as Series A Preferred Convertible Stock (the “Series A Preferred Stock”), the terms of which have been set forth in a Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock of RYVYL, Inc. (the “Certificate of Designations”), which the Company filed with the Nevada Secretary of State on July 28, 2023.

Under the terms of the Exchange Agreement, the initial exchange (the “Initial Exchange”) was closed on July 31, 2023, pursuant to which $4,297,000 of the outstanding principal balance of the Note and $1,703,000 of accrued interest was exchanged for 6,000 shares of our Series A Convertible Preferred Stock. Additionally, upon satisfaction of all applicable closing conditions, including, without limitation, the Company’s having obtained any stockholder approval required for the consummation of the transactions and the issuance of all common stock issuable upon the conversion of all of the shares of Series A Preferred Stock (unless waived by the applicable other party), in the final exchange (the “Final Exchange”), the remaining $16,703,000 of outstanding principal balance subject to the Exchanges will be exchanged for 9,000 shares of Series A Convertible Preferred Stock on a date mutually agreed to by the Company and the Investor.

Reasons for the Exchanges

Our Board has determined that the Exchange Agreement with the Investor is in the best interests of us and our stockholders because the reduction of debt provides us with financial flexibility to utilize our cash for general corporate purposes. Additionally, the reduction of debt will increase the Company’s stockholders’ equity, which will increase the likelihood that the Company will be able to comply with the equity standard of Nasdaq Listing Rule 5550(b), which requires stockholders’ equity of at least $2.5 million in order to remain listed on The Nasdaq Capital Market.

Proposal to Approve Issuance of Conversion Shares

In connection with the Exchanges, we agreed to seek approval by our stockholders (the “Stockholder Approval”) for the issuance of all of the shares of Series A Preferred Stock and all shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock (the “Conversion Shares”). Such Stockholder Approval is required in order to comply with Nasdaq Listing Rule 5635(d), which requires companies whose securities are listed on Nasdaq to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock (the “20% Threshold”). With regards to the Exchanges, the 20% Threshold was determined based on the number of shares of our common stock outstanding immediately preceding the execution of the Exchange Agreement on July 25, 2023. As a result, the number of Conversion Shares issuable upon conversion of all of the Series A Convertible Preferred Stock by the Investor would exceed the 20% Threshold.

Additionally, because we are unable to issue all of the Conversion Shares to the Investor, without having obtained the Stockholder Approval required to comply with Nasdaq Listing Rule 5635(d), under the terms of the Exchange Agreement, one of the conditions to the closing of the Final Exchange, and the reduction of the remaining $16,703,000 of outstanding principal balance under Note subject to exchange for our issuance of an additional 9,000 shares of Series A Preferred Stock to the Investor, is that we obtain the Stockholder Approval. Under the initial terms of the Exchange Agreement, we were require to hold a meeting or our stockholders no later than October 5, 2023, in order to seek such Stockholder Approval. On August 18, 2023, the Investor extended that date to October 19, 2023, and on August 25, 2023, further extended that date to November 2, 2023, so that we would have additional time to obtain the affirmative vote of stockholders required to approve our right to exceed the 20% Threshold under Nasdaq Listing Rule 5635(d). We are submitting this to a vote for Stockholder Approval at the 2023 Annual Meeting. In the event that we are unable to obtain the Stockholder Approval at the 2023 Annual Meeting, we are required, under the provisions of the Exchange Agreement, to hold a subsequent meeting of stockholders on or prior to November 2, 2023, to again seek the Stockholder Approval. In the event that we are unable to obtain the Stockholder Approval at that meeting, we are required, under the provision of the Exchange Agreement, to hold additional meetings of stockholders semi-annually, until we have received the Stockholder Approval.

Dilution to other Stockholders as a Result of the Conversion Shares

The issuance of the Conversion Shares would result in an increase in the number of shares of common stock outstanding, and our stockholders, as a result, would incur dilution of their percentage ownership and possibly economic ownership to the extent the Investor converts the Series A Convertible Preferred Stock at prices that are less than the then current market value of our common stock. By approving this Proposal 3, our stockholders would be allowing the issuance of substantially more Conversion Shares to the Investors, which, in all likelihood, would result in substantially greater dilution to all of our other stockholders. Additionally, because of the potential adjustments to the number of shares of Conversion Shares issuable upon conversion of the Series A Convertible Preferred Stock, the exact magnitude of the dilutive effect on our other stockholders cannot be conclusively determined. Also, we generally have no control over whether the Investor will convert its shares of Series A Convertible Preferred Stock and, therefore, we are unable to accurately forecast or predict with any certainty the total amount of Conversion Shares that may be issued. However, the dilutive effect could be material. For a better understanding of the provisions applicable to the conversion of the Series A Convertible Preferred Stock and the adjustments in conversion that may be applicable, see the Company’s Form of Certificate of Designations which was filed with the SEC July 26, 2023, as Exhibit 10.3 to the Company’s Current Report on Form 8-K.

Additionally, future issuances of securities in connection with the Exchanges could also cause the market price of our common stock to decline. In addition to the foregoing, the increase in the number of issued shares of common stock in connection with the Exchanges may have an incidental antitakeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Company’s Need to Substantially Reduce its Outstanding Indebtedness

Effectively, by obtaining the Stockholder Approval we will be able to reduce our outstanding debt under the Note by approximately $22.703 million as a result of the Exchanges. Additionally, the reduction of debt will increase the Company’s stockholders’ equity, which will increase the likelihood that the Company will be able to comply with the equity standard of Nasdaq Listing Rule 5550(b), which requires stockholders’ equity of at least $2.5 million in order to remain listed on The Nasdaq Capital Market.

VOTES REQUIRED

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2023 Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO OR GREATER THAN THE 20% THRESHOLD UPON CONVERSIONS OF THE SERIES A PREFERRED STOCK.

PROPOSAL 4

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE UNDER THE PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, FROM 17,500,000 SHARES TO 100,000,000 SHARES

Our Board has approved, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation to increase our authorized shares of common stock from 17,500,000 shares to 100,000,000,000 shares. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our Amended and Restated Articles of Incorporation with the Nevada Secretary of State. If the amendment to increase our authorized shares of common stock is approved by stockholders at the 2023 Annual Meeting, we intend to file the amendment to our Articles of Incorporation as soon as practicable following the 2023 Annual Meeting.

The form of the text of Certificate of Amendment to Amended and Restated Articles of Incorporation (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this Proxy Statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our Amended and Restated Articles of Incorporation, as amended, currently authorizes us to issue a maximum of 22,500,000 shares, of which 17,500,000 shares are common stock with a par value of $0.001 per share, and 5,000,000 shares are preferred stock with a par value of $0.01 per share. Our Amended and Restated Certificate of Incorporation initially authorized the issuance of a maximum of 180,000,000 shares, of which 175,000,000 shares were common stock with a par value of $0.001 per share, and 5,000,000 shares were preferred stock with a par value of $0.01 per share. On September 6, 2023, we filed a Certificate of Change with the Nevada Secretary of State, in connection with a 1-for-10 reverse stock split of our shares of common stock, which reverse stock split became effective on September 6, 2023, and our shares of common stock began trading on the Nasdaq Capital Market on a post-split basis on September 7, 2023 (the “Reverse Stock Split”). Under Nevada law, because the Reverse Stock Split was approved by our Board of Directors in accordance with Nevada Revised Statutes (“NRS”) Section 78.207, no stockholder approval was required. Pursuant to NRS Section 78.207, the Company was able to consummate the Reverse Stock Split without stockholder approval because (i) both the number of authorized shares of our common stock and the number of issued and outstanding shares of the common stock were proportionally reduced as a result of the Reverse Stock Split; (ii) the Reverse Stock Split does not adversely affect any other class of stock of the Company; and (iii) the Company did not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split.

The approval of the amendment to our Amended and Restated Articles of Incorporation to increase the authorized shares of common stock is important for the ongoing business of the Company. Without additional authorized shares of common stock, (i) the Company may not have enough authorized shares of common stock to issue all of the Conversion Shares described in Proposal 3 above; (ii) the Company may not be able to raise additional financing, which is needed to fund our ongoing business, (iii) the Company may not be able to attract and retain key employees, officers and directors, and (iv) the Company may not be able to make possible strategic acquisitions, although no such acquisitions are currently contemplated.

The increase in the number of authorized shares of common stock may be available for our Board of Directors to issue in future financings, to provide equity incentive to employees, officers and directors, to make stock-based acquisitions and for other general corporate purposes, and we intend to use the additional shares of common stock that will be available to undertake any such issuances. Most importantly, it will assure that the Company will have enough authorized shares of common stock to issue to the Investor in the event it converts a large portion of the Series A Convertible Preferred Stock held by it, as describe in Proposal 3 above. Except for the issuance of the Conversion Shares in connection with the conversion of our Series A Preferred Stock by the Investor, we have no other specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. The Company is therefore requesting its stockholders approve this proposal to amend its Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock.

Rights of Additional Authorized Shares

Any authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should the Board of Directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding common stock could be reduced.

Potential Adverse Effects of Increase in Authorized Common Stock

In addition to the adverse effects described in Proposal 3 above relating to the issuance of the Conversion Shares, other future issuances of common stock or securities convertible into common stock could also have a dilutive effect on our earnings per share, book value per share and the voting power and ownership interest of current stockholders. The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. We could also use the additional shares of common stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The proposed increase in authorized shares of common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of common stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of common stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board of Directors from taking any such actions that it deems to be consistent with its fiduciary duties.

VOTES REQUIRED

Approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock requires the affirmative vote of the majority of the voting power of the common stock issued and outstanding as of the Record Date, and abstentions will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 17,500,000 SHARES TO 100,000,000 SHARES.

PROPOSAL 5

APROVAL OF 2023 EQUITY INCENTIVE PLAN

At the 2023 Annual Meeting, our shareholders will be asked to consider and vote upon a proposal to approve the RYVYL Inc. 2023 Equity Incentive Plan, which is referred to herein as the “2023 Equity Incentive Plan,” a copy of which is attached to this Proxy Statement as Appendix B.

On September 11, 2023, our Board of Directors adopted and approved the 2023 Equity Incentive Plan, subject to stockholder approval. The 2023 Equity Incentive Plan will become effective on the date it is approved by our stockholders at the 2023 Annual Meeting and, following stockholder approval, no additional stock awards will be granted under (i) the Company’s 2020 Incentive and Nonstatutory Stock Option Plan (the “2020 Option Plan”); (ii) the Company’s 2021 Incentive and Nonstatutory Stock Option Plan (the “2021 Option Plan”); and (iii) the Company’s 2021 Restricted Stock Plan (the “2021 Restricted Stock Plan”), provided that any awards outstanding will continue to be outstanding and in effect, until they are exercised, vest or are terminated under the provisions of the applicable plan.

If the 2023 Equity Incentive Plan is not approved by our stockholders, it will not become effective and no awards will be granted thereunder, and the Company may continue to make grants under the 2020 Option Plan, 2021 Option Plan, and the 2021 Restricted Stock Plan, subject to the terms of those plans, as applicable.

Reasons for the Adoption of the 2023 Equity Incentive Plan

Currently, equity incentive awards are made by the Company in the form of stock option and restricted stock awards under three separate plans (the 2020 Option Plan, the 2021 Option Plan and the 2021 Restricted Stock Plan). As of the Record Date, and giving effect to the Reverse Stock Split, which was effective on September 6, 2023, there were (i) 265,122 shares of common stock remaining for issuance of options under the 2020 Option Plan; (ii) 495,797 shares of common stock remaining for issuance of options under the 2021 Option Plan; and (iii) 330,347 shares of common stock remaining for issuance of restricted stock under the 2021 Restricted Stock Plan. As a result of three separate plan structure, 760,919 of the 1,026,041 shares of common stock available for equity incentive awards can only be used for stock option grants and the remaining 330,347 shares of common stock are only available for restricted stock awards.

It is the Company’s intent, consistent with market practice, to limit the number of future equity incentive awards granted as options, and, instead, to issue future awards in the form of restricted stock units. Under the Company’s current equity incentive plans, restricted stock unit awards are not authorized, and a significant portion of the remaining share reserve can only be granted as options. Management has determined that it is in the best interests of the Company to replace the 2020 Option Plan, the 2021 Option Plan and the 2021 Restricted Stock Plan, with one plan, the 2023 Equity Incentive Plan, pursuant to which we will be able to grant awards of options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, and allocate a total of 1,026,041 shares of common stock, which is the same number of shares of common stock remaining for awards under our current three plans, to any types of awards as the Board of Directors and/or the Committee determine.

Summary of Material Terms of the 2023 Equity Incentive Plan

The following is a summary of the material features of the 2023 Equity Incentive Plan. This summary is qualified in its entirety by the full text of the 2023 Equity Incentive Plan, a copy of which is included as Appendix B to this Proxy Statement.

Purpose

The purpose of the 2023 Equity Incentive Plan is to enhance the ability of the Company to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees, and consultants with those of our stockholders.

Eligibility

Persons eligible to participate in the 2023 Equity Incentive Plan will be officers, employees, non-employee directors, and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion, including prospective officers, employees, non-employee directors and consultants. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with the Company. As of the date of this Proxy Statement, approximately         individuals will be eligible to participate in the 2023 Equity Incentive Plan, which includes approximately        officers,        employees who are not officers,        non-employee directors, and        consultants.

Administration

The 2023 Equity Incentive Plan will be administered by the Compensation Committee of our Board of Directors, our Board of Directors, or such other similar committee pursuant to the terms of the 2023 Equity Incentive Plan. The plan administrator, which initially will be the Compensation Committee of our Board of Directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Equity Incentive Plan. The plan administrator may delegate to one or more officers of the Company, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve

Up to 1,026,041 shares of our common stock may be issued under the 2023 Equity Incentive Plan, which represents the number of shares of common stock available for future awards under the 2020 Option Plan, the 2021 Option Plan, and the 2021 Restricted Stock Plan, after giving effect to the Reverse Stock Split, which was effective on September 6, 2023. Following stockholder approval of the 2023 Equity Incentive Plan, no new awards will be made under the 2020 Option Plan, the 2021 Option Plan, or the 2021 Restricted Stock Plan.

All of the shares initially available under the 2023 Equity Incentive Plan may be issued upon the exercise of incentive stock options.

Shares issuable under the 2023 Equity Incentive Plan may be authorized, but unissued, or reacquired shares of common stock. Shares underlying any awards under the 2023 Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2023 Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

Annual Limitation on Awards to Non-Employee Directors

The 2023 Equity Incentive Plan contains a limitation whereby the value of all awards under the 2023 Equity Incentive Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $200,000 for the first calendar year a non-employee director is initially appointed to the Company’s Board of Directors, and $170,000 in any other calendar year.

Types of Awards

The 2023 Equity Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards (collectively, “awards”). Unless otherwise set forth in an individual award agreement, each award shall vest over a three (3) year period, with one-third (1/3) of the award vesting on the first annual anniversary of the date of grant and the remaining portion of the award vesting semi-annually on each January 1 and June 1 thereafter.

Stock Options. The 2023 Equity Incentive Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2023 Equity Incentive Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2023 Equity Incentive Plan.

The exercise price of each option will be determined by the plan administrator, but such exercise price may not be less than 100% of the fair market value of one share of Company common stock on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five years for an incentive stock option granted to a 10% or greater stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of an option, the exercise price must be paid in full either in cash, check or, with approval of the plan administrator, by delivery (or attestation to the ownership) of the shares of Company common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of Company common stock or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price, as set by the plan administrator. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of shares of Company common stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive shares of Company common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in shares of Company common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the 2023 Equity Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Company common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, shares of Company common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the restricted stock units to which they are payable.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2023 Equity Incentive Plan and/or cash awards made outside of the 2023 Equity Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Repricing

The 2023 Equity Incentive Plan authorizes the plan administrator to take the following repricing actions without stockholder approval: (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Tax Withholding

Participants in the 2023 Equity Incentive Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from the shares of Company common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting shares of Company common stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2023 Equity Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares of Company common stock covered by outstanding awards made under the 2023 Equity Incentive Plan.

Change in Control

In the event of any proposed change in control (as defined in the 2023 Equity Incentive Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the plan administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all shares of Company common stock, including those that would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Transferability of Awards

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

Term

The 2023 Equity Incentive Plan became effective when adopted by our Board of Directors, and, unless terminated earlier, the 2023 Equity Incentive Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board of Directors may amend or terminate the 2023 Equity Incentive Plan at any time. Any such termination will not affect outstanding awards. No amendment or termination of the 2023 Equity Incentive Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2023 Equity Incentive Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2023 Equity Incentive Plan.

Form S-8

The Company intends to file with the SEC a registration statement on Form S-8 covering the shares of Company common stock issuable under the 2023 Equity Incentive Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2023 Equity Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2023 Equity Incentive Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2023 Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Company common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the shares of Company common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Company common stock at exercise (or, if less, the amount realized on a sale of such shares of Company common stock) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Company common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Company common stock issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Company common stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of Company common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the shares of Company common stock over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. The current federal income tax consequences of other awards authorized under the 2023 Equity Incentive Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares of Company common stock over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock or cash based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares of Company common stock acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2023 Equity Incentive Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

New Plan Benefits

No awards have been previously granted under the 2023 Equity Incentive Plan and no awards have been granted that are contingent on stockholder approval of the 2023 Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the 2023 Equity Incentive Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this Proxy Statement.

VOTES REQUIRED

Approval of Proposal No. 5 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2023 Annual Meeting. Abstentions will be counted as votes “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN.

PROPOSAL 6

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

The SEC has adopted rules requiring public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. Accordingly, we are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our current Chief Executive Officer and Chairman and Executive Vice President (collectively, the “Named Executive Officers”), as disclosed in the section entitled “Executive Compensation” of this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion). We are not asking stockholders to vote on the executive compensation of Ms. Jacqueline Dolar because she is no longer an officer of the Company.

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

VOTES REQUIRED

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the 2023 Annual Meeting. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 7

NON-BINDING ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

We are providing our stockholders with the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to proposal 5 above, to approve or not approve the compensation of the named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.

After careful consideration of this proposal, the Board of Directors unanimously determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for us and therefore unanimously recommends a vote for a three-year interval for future advisory voting on named executive officer compensation. We believe that annual and biannual advisory votes on executive compensation do not provide enough time for a full evaluation of our executive incentive programs before they come up for another advisory vote. This is especially true given our use of long-term incentives as part of our executive compensation packages. We believe that a three-year interval is more in line with our long-term incentive program and, by providing an advisory vote on our executive compensation program on a triennial basis, our Board of Directors and Compensation Committee will have sufficient time to thoughtfully respond to our stockholders’ sentiments and effectively implement any necessary changes in our compensation program. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this proposal.

Pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board of Directors or the Compensation Committee or any additional fiduciary duty by the Board of Directors or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering the frequency of future advisory votes.

VOTES REQUIRED

You may vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS,” “EVERY TWO YEARS” or “EVERY ONE YEAR,” or you may “ABSTAIN.” Approval requires that the choice of every one (1), two (2) or three (3) years receiving the highest number of votes at the 2023 Annual Meeting will be the frequency selected by the stockholders. Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO HOLD AN ADVISORY VOTE TO APPROVE THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficially owned holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. Applicable percentage ownership is based on the [ ] shares of common stock outstanding as of the Record Date. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at 3131 Camino Del Rio North, Suite 1400, San Diego, California.

Name and Address of Owner	Shares of Common Stock Owned Beneficially		Percent of Class

5% Holders
GreenBox POS LLC (1)	1,848,921		35.28%

Officers and Directors
Ben Errez (2)	1,873,572	(3)	35.73%
Fredi Nisan (4)	1,872,647	(3)	35.73%
Min Wei	14,135		*
Zechariah Kirscher	614		*
Genevieve Baer	5,044	(5)	*
Ezra Laniado	7,610	(5)	*
David Montoya	2,1851		*
Total of Officers and Directors (7 Persons)	1,926,886		36.63%

* Less than 1%

(1)

GreenBox POS LLC (“PrivCo”) holds 1,848,921 shares of the Company’s issued and outstanding stock. PrivCo is managed by its two managing members, Ben Errez and Fredi Nisan, both of whom serve as our sole officers and directors. Messrs. Errez and Nisan each own 50% of PrivCo.

(2)	Mr. Errez owns 50% of PrivCo and therefore owns 4,622,302shares held by PrivCo. As one of two managing members of PrivCo, Mr. Errez has influence over PrivCo’s entire holding of 1,848,921 shares.
(3)	Includes 94,522 fully vested options.
(4)	Mr. Nisan owns 50% of PrivCo and therefore owns 4,622,302 shares held by PrivCo. As one of two managing members of PrivCo, Mr. Nisan has influence over PrivCo’s entire holding of 1,848,921 shares.
(5)	Includes 409 fully vested options.

OTHER BUSINESS

As of the date of this Proxy Statement, our management has no knowledge of any business that may be presented for consideration at the 2023 Annual Meeting, other than that described above. As to other business, if any, that may properly come before the 2023 Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2024 Annual Meeting must submit their proposals to the Company at the physical address provided below on or before August 5, 2024. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2024 proxy statement.

In accordance with our Bylaws, in order to be properly brought before the 2024 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present, including any director nominations, must be delivered to the Company at the physical address provided below, not less than 90 nor more than 120 days prior to the first anniversary date of this year’s Annual Meeting, which would be no earlier than July 5, 2024 and no later than August 5, 2024. If, however the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than 90 days prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the us. The stockholder must also provide all of the information required by our Bylaws.

RYVYL Inc.

Corporate Secretary

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.

The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement and annual report, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to the Company at the following physical address or email address:

RYVYL Inc.

Corporate Secretary

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Email: jasmine@ryvyl.com

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

ANNUAL REPORT ON FORM 10-K

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Appendix A

Form of Amendment to Amended and Restated Certificate of Incorporation

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: RYVYL Inc. Entity or Nevada Business Identification Number (NVID): NV20071487990
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐  Certificate to Accompany Restated Articles or Amended and Restated Articles

☐  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐  Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)      ☐  incorporators        ☐  board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐  Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐  The entity name has been amended.                                           ☐  Dissolution

☐  The purpose of the entity has been amended.                             ☐  Merger

☐  The authorized shares have been amended.                                ☐  Conversion

☐  Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

A-1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐  The entity name has been amended.

☐  The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐  The purpose of the entity has been amended.

☒  The authorized shares have been amended.

☒  The directors, managers or general partners have been amended.

☐  IRS tax language has been added.

☐  Articles have been added.

☐  Articles have been deleted.

☐  Other.

The articles have been amended as follows: (provide article numbers, if available)

Section 2.1 of the Amended and Restated Articles of Incorporation

(attach additional page(s) if necessary)

6. Signature: (Required)

X

Signature of Officer or Authorized Signer         Title

X

Signature of Officer or Authorized Signer         Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

RYVYL Inc.

Additional Page to Amendment to Amended and Restated Articles of Incorporation

is amended by replacing it in its entirety with the following new Section 2.1

2.1 Authorized Shares. The total number of shares that this corporation is authorized to issue is 180,000,000 shares of Capital stock, consisting of 175,000,000 shares of common stock, having a par value of $0.001 per share, and 5,000,000 shares of preferred stock, having a par value of $0.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

A-2

Appendix B

RYVYL INC.
2023 EQUITY INCENTIVE PLAN

1.	Purpose. The purposes of this Plan are to:

(a)	attract, retain, and motivate Employees, Directors, and Consultants,

(b)	provide additional incentives to Employees, Directors, and Consultants, and

(c)	promote the success of the Company’s business,

by providing Employees, Directors, and Consultants with opportunities to acquire the Company’s Shares, or to receive monetary payments based on the value of such Shares. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s Employees, Directors, and Consultants to those of its shareholders.

2.	Definitions. As used herein, the following definitions will apply:

(a)	“Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

(b)

“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards.

(d)

“Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

(e)

“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

(f)

“Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, consulting, severance, or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance, or similar agreement containing such definition, “Cause” means:

(i)	any willful, material violation by the Participant of any law or regulation applicable to the business of the Company, a Subsidiary, or other affiliate of the Company;

(ii)

the Participant’s conviction for, or guilty plea to, a felony (or crime of similar magnitude under Applicable Laws outside the United States) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of material dishonesty, embezzlement, or misappropriation or similar conduct against the Company, a Subsidiary, or other affiliate of the Company;

(iii)

the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, a Subsidiary, other affiliate of the Company, or any other entity having a business relationship with any of the foregoing;

(iv)

any material breach or violation by the Participant of any fiduciary duties or duties of care to the Company or provision of any agreement or understanding between the Company, a Subsidiary, or other affiliate of the Company and the Participant regarding the terms of the Participant’s service as an Employee, officer, Director, or Consultant to the Company, a Subsidiary, or other affiliate of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, officer, Director, or Consultant of the Company, a Subsidiary, or other affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment, confidentiality, non-competition, non-solicitation, restrictive covenant, or similar agreement between the Company, a Subsidiary, or other affiliate of the Company and the Participant;

(v)

any refusal by the Participant to carry out a reasonable directive of the chief executive officer, the Board or the Participant’s direct supervisor, which involves the business of the Company, a Subsidiary, or other affiliate of the Company and was capable of being lawfully performed;

(vi)	the Participant’s violation of the code of ethics of the Company or any Subsidiary;

(vii)

the Participant’s disregard of the policies of the Company, a Subsidiary, or other affiliate of the Company so as to cause loss, harm, damage, or injury to the property, reputation, or employees of the Company, a Subsidiary, or other affiliate of the Company; or

(viii)

any other misconduct by the Participant that is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company, a Subsidiary, or other affiliate of the Company.

(g)	“Change in Control” means the occurrence of any of the following events:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)

a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)

the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(h)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)	“Company” means RYVYL Inc., a Nevada corporation, or any successor thereto.

(j)

“Consultant” means a consultant or adviser who provides bona fide services to the Company, its Parent, or any Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k)	“Director” means a member of the Board.

(l)

“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of an Award other than an Incentive Stock Option, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(m)	“Effective Date” shall have the meaning set forth in Section 24.

(n)

“Employee” means any person, including officers and Directors, employed by the Company, its Parent, or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i)

if the Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	if the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

(q)	“Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(r)	“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(s)	“Nonqualified Stock Option” means a Stock Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.

(t)

“Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 11.

(u)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v)	“Participant” means the holder of an outstanding Award granted under the Plan.

(w)

“Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

(x)	“Plan” means this RYVYL Inc. 2023 Equity Incentive Plan, as amended and restated.

(y)

“Restricted Stock” means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 or issued pursuant to the early exercise of a Stock Option.

(z)

“Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 10.

(aa)

“Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(bb)

“Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

(cc)	“Stock Appreciation Right” or “SAR” means an Award pursuant to Section 8 that is designated as a SAR.

(dd)	“Shares” means the Company’s shares of common stock, par value of $0.001 per share.

(ee)	“Stock Option” means an option granted pursuant to the Plan to purchase Shares, whether designated as an Incentive Stock Option or a Nonqualified Stock Option.

(ff)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(gg)	“Substitute Award” has the meaning set forth in Section 3(d).

3.	Awards.

(a)	Award Types. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

(b)

Award Agreements. Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

(c)

Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(d)

Substitute Awards. In connection with an entity’s merger or consolidation with the Company, any Subsidiary, or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Plan Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided below in Section 4(b), (c), or (d) below), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under Section 4(e). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan (so long as not adopted in contemplation of such acquisition or combination), the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan, and shall not reduce the Plan Share Limit (and Shares available for Awards under the Plan as provided below in Section 4(b), (c), or (d) below); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.	Shares Available for Awards.

(a)

Basic Limitation. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 1,026,041 (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

(b)

Awards Not Settled in Shares Delivered to Participant. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options.

(c)	Cash-Settled Awards. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(d)

Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(e)	Code Section 422 Limitations. No more than 1,026,041 Shares (subject to adjustment pursuant to Section 14) may be issued under the Plan upon the exercise of Incentive Stock Options.

(f)

Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding Non-Employee Director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $200,000 for such Service Provider’s first year of service as a Non-Employee Director and $170,000 for each year thereafter.

(g)	Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

5.	Administration. The Plan will be administered by the Administrator.

(a)	Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion to:

(i)	determine Fair Market Value;

(ii)	select the Service Providers to whom Awards may be granted;

(iii)	determine the type or types of Awards to be granted to Participants under the Plan and number of the Shares to be covered by each Award;

(iv)	approve forms of Award Agreements for use under the Plan;

(v)

determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)	construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii)

prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii)

modify or amend each Award (subject to Section 18(c)), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix)

allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of the Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)

allow a Participant to defer the receipt of the payment of cash or the delivery of the Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

(xii)	determine whether Awards will be settled in cash, Shares, other securities, other property, or in any combination thereof;

(xiii)	determine whether Awards will be adjusted for dividend equivalents;

(xiv)	create Other Stock-Based Awards for issuance under the Plan;

(xv)

impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvi)

make all other determinations and take any other action deemed necessary or advisable for administering the Plan and due compliance with Applicable Laws, stock market or exchange rules or regulations or accounting or tax rules or regulations.

(b)

Repricing. The Administrator, from time to time and in its sole discretion, may (i) amend an outstanding Stock Option or SAR Award to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for an option or SAR with an exercise price that is less than the exercise price of the original Award. For avoidance of doubt, the Administrator may take any or all of the foregoing actions under this Section 5(b) without shareholder approval.

(c)

Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a committee of two or more Non-Employee Directors.

(d)

Delegation of Authority. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Law (except that such delegation shall not apply to any Award for a Participant then covered by Section 16 of the Exchange Act), and the Administrator may delegate to one or more committees of the Board (which may consist solely of one Director) some or all of its authority under this Plan, including the authority to grant all types of Awards, in accordance with Applicable Law. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(e)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

6.

Eligibility. The Administrator has the discretion to select any Service Provider to receive an Award, although Incentive Stock Options may be granted only to Employees. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.

Stock Options. The Administrator, at any time and from time to time, may grant Stock Options under the Plan to Service Providers. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

(a)

Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of a Stock Option will be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant, subject to Section 7(e). Notwithstanding the foregoing, in the case of a Stock Option that is a Substitute Award, the exercise price for Shares subject to such Stock Option may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A.

(b)

Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c)	Payment of Exercise Price. To the extent permitted by Applicable Laws, the Participant may pay the Stock Option exercise price by:

(i)	cash;

(ii)	check;

(iii)	surrender of other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(iv)

if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

(v)

if approved by the Administrator for a Nonqualified Stock Option, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Stock Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Stock Option divided by the Fair Market Value on the date of exercise;

(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)	any combination of the foregoing methods of payment.

(d)	Exercise of Stock Option.

(i)

Procedure for Exercise. Any Stock Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Stock Option may not be exercised for a fraction of a Share. Exercising a Stock Option in any manner will decrease the number of Shares thereafter available for purchase under the Stock Option, by the number of Shares as to which the Stock Option is exercised.

(ii)

Exercise Requirements. A Stock Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option, and (B) full payment of the exercise price (including provision for any applicable tax withholding).

(iii)

Non-Exempt Employees. If a Stock Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Stock Option will not be first exercisable for any Shares until at least six (6) months following the date of grant of the Stock Option (although the Stock Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (A) if such non-exempt Employee dies or suffers a Disability, (B) upon a Change in Control in which such Stock Option is not assumed, continued, or substituted, or (C) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company or a Subsidiary, or, if no such definition, in accordance with the then current employment policies and guidelines of the Company or employing Subsidiary), the vested portion of any Stock Option may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Option will be exempt from the Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting, or issuance of any Shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 7(d)(iii) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(iv)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, the Participant may exercise the Stock Option within such period of time as is specified in the Award Agreement to the extent that the Stock Option is vested on the date of termination (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Option will remain exercisable for three (3) months (or twelve (12) months in the case of termination on account of Disability or death) following the Participant’s termination. If a Participant commits an act of Cause, all vested and unvested Stock Options shall be forfeited as of such date. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to a Stock Option, the Shares covered by the unvested portion of the Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Stock Option as to all of the vested Shares within the time specified by the Administrator, the Stock Option will terminate, and remaining Shares covered by such Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

(v)

Extension of Exercisability. A Participant may not exercise a Stock Option at any time that the issuance of Shares upon such exercise would violate Applicable Laws. Except as otherwise provided in the Award Agreement, if a Participant ceases to be a Service Provider for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (A) the exercise of the Participant’s Stock Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Laws, or (B) the immediate sale of any Shares issued upon such exercise would violate the Company’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

(vi)

Beneficiary. If a Participant dies while a Service Provider, the Stock Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Stock Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Stock Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(vii)

Shareholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 or the applicable Award Agreement.

(e)	Incentive Stock Option Limitations.

(i)

Each Stock Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000, such Stock Options will be treated as Nonqualified Stock Options. For purposes of this Section 7(e)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Stock Option is granted.

(ii)

In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent, or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii)

No Stock Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Stock Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Stock Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(iv)

In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

8.

Stock Appreciation Rights. The Administrator, at any time and from time to time, may grant SARs to Service Providers. Each SAR shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)

SAR Award Agreement. Each SAR Award will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)	Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any SAR Award.

(c)

Exercise Price and Other Terms. The per share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a SAR will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the exercise price for Shares subject to such SAR may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)

Expiration of Stock Appreciation Rights. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) relating to the maximum term and exercise also will apply to SARs.

(e)	Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

(f)	Payment Form. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, other securities, or other property of equivalent value, or in some combination thereof.

(g)

Tandem Awards. Any Stock Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Stock Options under this Plan). The Administrator also may award SARs to a Service Provider independent of any Stock Option.

9.

Restricted Stock. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

(a)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company, its Parent, or any Subsidiary, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

(b)

Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)

Voting Rights. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise.

(d)

Dividends and Other Distributions. During the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(e)	Transferability. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(f)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

10.

Restricted Stock Units (RSUs). The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a)

RSU Award Agreement. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b)	Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or Service), or any other basis determined by the Administrator in its discretion.

(c)

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)

Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in cash, Shares, other securities, other property, or a combination of both.

(e)

Voting and Dividend Equivalent Rights. The holders of RSUs shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

(f)	Cancellation. On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to the Company.

11.

Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights.

12.	Vesting.

(a)

Vesting Conditions. Each Award may or may not be subject to vesting, a Period of Restriction, and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Vesting conditions may include Service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. An Award Agreement may provide for accelerated vesting upon certain specified events.

(b)

Performance Criteria. The Administrator may establish performance-based conditions for an Award which may be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries as a whole or any business unit(s) of the Company and/or one or more Subsidiaries or any combination thereof, as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph. Any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(c)

Default Vesting. Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a three (3) year period, with one-third (1/3) of the Award vesting on the first annual anniversary of the date of grant and the remaining portion vesting every six (6) months thereafter.

(d)

Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence and will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the employing Subsidiary, although any leave of absence not provided for in the applicable employee manual of the Company or employing Subsidiary needs to be approved by the Administrator, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or employing Subsidiary is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for federal tax purposes as a Nonqualified Stock Option.

(e)

In the event a Service Provider’s regular level of time commitment in the performance of services for the Company, its Parent, or any Subsidiary is reduced (for example, and without limitation, if the Service Provider is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Service Provider, the Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Service Provider will have no right with respect to any portion of the Award that is so reduced or extended.

13.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning or charitable giving. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.	Adjustments; Dissolution or Liquidation; Change in Control.

(a)

Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, and the numerical limits in Section 4. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control.

(i)

In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation.

(ii)

Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. If a Stock Option is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Stock Option shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Stock Option shall terminate upon the expiration of such period.

(iii)

For the purposes of this Section 14(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common shares of the acquiring or successor corporation or its parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received, for each Share subject to the Award, to be solely common shares of the acquiring or successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.	Taxes.

(a)

General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan unless such obligations are satisfied.

(b)

Share Withholding. To the extent that Applicable Laws subject a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company, its Parent, or a Subsidiary withhold all or a portion of any Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Share that the Participant previously acquired. Such Share shall be valued on the date withheld or surrendered. Any payment of taxes by assigning Shares to the Company, its Parent, or a Subsidiary may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting, or other rules.

(c)

Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of Service for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

(d)

Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled, or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

(e)

Deferral of Award Settlement. The Administrator, in its discretion, may permit selected Participants to elect to defer distributions of Restricted Stock or RSUs in accordance with procedures established by the Administrator to assure that such deferrals comply with applicable requirements of the Code. Any deferred distribution, whether elected by the Participant or specified by the Award Agreement or the Administrator, shall comply with Code Section 409A, to the extent applicable.

(f)

Limitation on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

16.

No Rights as a Service Provider. Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company, its Parent, or any Subsidiary to terminate such relationship at any time, with or without cause.

17.

Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

18.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(b)

Shareholder Approval. The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards.

(c)

Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

20.

Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

21.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.	Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. All Awards hereunder are contingent on approval of the Plan by shareholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the shareholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

23.	Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to any choice of law principles.

24.	Effective Date.

(a)	The Plan shall be effective as of ________________ ___, 20__, the date on which the Plan was adopted by the Board and the Company’s shareholders (the “Effective Date”).

(b)	Unless terminated earlier under Section 18, this Plan shall terminate on ________ ___, 20__, ten years after the Effective Date.

Appendix C

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 1, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22622-P98241 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

RYVYL INC.

The Board of Directors unanimously recommends you vote FOR each of the following Director Nominees:

	For All	Withhold All	For All Except
1. To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified.	☐	☐	☐

Nominees:

01) Ben Errez
02) Fredi Nisan
03) Genevieve Baer
04) David Montoya
05) Ezra Laniado

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors unanimously recommends you vote FOR each of proposals 2, 3, 4 and 5 and vote FOR three years for proposal 6.

	For	Against	Abstain
2. To ratify the appointment of Simon & Edward, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.	☐	☐	☐
3. To approve, under Nasdaq Listing Rule 5635(d), the issuance to an institutional investor of shares of our common stock in excess of 20% of the number of shares of our common stock outstanding.	☐	☐	☐
4. To approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 17,500,000 shares to 100,000,000 shares.	☐	☐	☐
5. To approve the Company's 2023 Equity Incentive Plan.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
7. To vote on the frequency of such non-binding advisory votes regarding the executive compensation of our named executive officers, every one (1), two (2) or three (3) years.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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V22623-P98241

RYVYL INC.
Annual Meeting of Stockholders
November 02, 2023 at 4:00 PM Eastern Time/1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Montoya and Ezra Laniado, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RYVYL Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM Eastern Time/1:00 PM Pacific Time on November 2, 2023, at www.virtualshareholdermeeting.com/RVYL2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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